Matter:
Type of Share: XXX
No. of Shares XXX
Amount Paid XXX
Par Value XXXX

FEI/SEI:
Certificate No.XX
Transfer to Cert#______
Number of Shares: XXXX
Transfer Date: XXXX

Issued To: XXXXXXXX

Date of Record: XXXXXXX

INCORPORATED IN THE CAYMAN ISLANDS

NAME OF COMPANY

This is to certify that XXXXXXXXXXXXXXXXXXXX
of XXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXX
is the registered shareholders of:

No. of Shares	Type of Share	Par Value
XXXXXX	XXXXXX	XXXXXX
Date of Record	Certificate Number	% Paid
XXXXXXXXX	XXXX	XXXX

The above shares are subject to the Memorandum and Articles of Association of the Company and transferable in accordance therewith.

Given under the Common Seal of the Company

______________ DIRECTOR ______________ SECRETARY